Exhibit 99.1

PRESS RELEASE

WellPoint and WellChoice Complete Merger

Newly Combined Company Expands Role in Creating Affordable Quality Care

Indianapolis, IN and New York City, NY – December 28, 2005 – WellPoint, Inc. (NYSE: WLP) and WellChoice, Inc. (NYSE: WC) announced the completion of their merger today. The companies’ agreement to merge was announced September 27, 2005. Under the terms of the agreement, WellChoice stockholders will receive $38.25 in cash and WellPoint stock at a fixed exchange ratio of .5191 of a share of WellPoint stock for each share of WellChoice stock. The value of the transaction as of September 26, 2005, was approximately $6.5 billion.

“Our focus as a combined company is to become the most trusted choice for consumers and a leader in affordable quality care,” said Larry C. Glasscock, chairman, president and chief executive officer of WellPoint, Inc. “We will accomplish this through continuous innovation and investment in our products and services that enable consumers to make better informed health decisions and through working collaboratively with health care professionals in order to improve the safety and quality of care patients receive.”

Michael Stocker, M.D., president and chief executive officer of WellChoice, now serves as president and chief executive officer of the newly formed East Region of WellPoint. He has responsibility for business operations in New York, Connecticut, Georgia, Maine, New Hampshire and Virginia. He will also serve on WellPoint’s Executive Leadership Team and report to Glasscock.

“The completion of this merger is very good news for all of our constituencies as WellPoint is uniquely positioned to become the most valued company in our industry,” said Michael Stocker, M.D., president and chief executive officer of WellPoint’s East Region. “Our objective, within the new East Region and across our company, is to further build a highly customer-focused and efficient organization, based upon our local market expertise and our regional and enterprise best practices.”

WellPoint, Inc. now serves approximately 34 million medical members through its Blue Cross or Blue Cross and Blue Shield operations in 14 states and its non-Blue branded operations in other states. The company now has over 42,000 associates nationwide.

John E. Zuccotti, who served on the WellChoice Board of Directors, will now join the WellPoint Board. Zuccotti is currently the Chairman of Brookfield Financial Properties and Of Counsel at Weil, Gotshal & Manges LLP. A significant portion of his career has been in public service roles including serving as the First Deputy Mayor of the City of New York under Mayor Abraham D. Beame.

“We are delighted that John Zuccotti will be joining the WellPoint Board. We look forward to benefiting from his keen insights, deep track record of leadership and public service experience,” added Glasscock.

WellPoint, Inc. expects earnings in 2006 to reach approximately $4.51 per share. Approximately $25 million in synergies are expected to be realized in 2006 from the merger and at least $125 million in annual synergies are expected to be realized beginning in 2010. This transaction is expected to be neutral to 2006 earnings per share and accretive thereafter. Further details on 2006 guidance reflecting the impact of the WellChoice merger will be provided during the company’s fourth quarter earnings conference call.

Contacts:

Investor Relations

Tami Durle, (317) 488-6390

Media

Ed West, (317) 488-6100

Deborah Loeb Bohren, (212) 476-3552

About WellPoint, Inc.

WellPoint, Inc. is the largest publicly traded commercial health benefits company in terms of membership in the United States. WellPoint, Inc. is an independent licensee of the Blue Cross Blue Shield Association and serves its members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as Blue Cross Blue Shield in 10 New York City metropolitan counties and as Blue Cross, Blue Shield or Blue Cross Blue Shield in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), Wisconsin; and through UniCare. Additional information about WellPoint is available at www.wellpoint.com.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This filing contains certain forward-looking information about WellPoint, Inc. (“WellPoint”), WellChoice, Inc. (“WellChoice”) and the combined company after completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of WellPoint and WellChoice, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”) made by WellPoint (formerly Anthem, Inc.), WellPoint Health Networks Inc. (“WellPoint Health”) and WellChoice; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; competitor pricing below market trends of increasing costs; increased government regulation of health benefits and managed care; significant acquisitions or divestitures by major competitors; introduction and utilization of new prescription drugs and technology; a downgrade in our financial strength ratings; litigation targeted at health benefits companies; our ability to contract with providers consistent with past practice; other potential uses of cash in the future that present attractive alternatives to share repurchases; our ability to achieve expected synergies and operating efficiencies in the WellPoint Health merger within the expected time-frames or at all and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; our ability to consummate WellPoint’s merger with WellChoice, to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all, to meet expectations regarding repurchases of shares of our common stock and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; our ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither WellPoint nor WellChoice undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in WellPoint’s and WellChoice’s various SEC reports, including but not limited to Annual Reports on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the reporting periods of 2005.

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